Exhibit 5



                               Thelen Reid & Priest LLP
                                 40 West 57th Street
                               New York, New York 10019




                                               New York, New York
                                               February 5, 1999


            American Electromedics Corp.
            13 Columbia Drive, Suite 5
            Amherst, New Hampshire 03031

            Gentlemen:

                      We have acted as counsel to American Electromedics
            Corp., a Delaware corporation (the "Company"), in connection with the preparation of a Registration Statement on Form SB-2 (the "Registration Statement") relating to the registration of (A) 5,040,626 shares of the Company's Common Stock, $.10 par value per share (the "Common Stock"), which have been issued in various private placements since October 1996 (the "Private Placements"), (B) 443,333 shares of Common Stock issuable upon exercise of presently exercisable warrants and options (the "Options and Warrants") including those issuable under the West End Warrants (as defined below), (C) 1,085,003 shares of Common Stock issuable upon conversion of the Company's Convertible Preferred Stock, Series A, par value $.01 per share (the "Series A Preferred Stock"), and (D) 50,000 Common Stock Purchase Warrants issued to West End Capital LLC in connection with the issuance of the Series A Preferred Stock (the "West End Warrants").

                      This opinion is being rendered in connection with
            the filing by the Company of the Registration Statement.

                      For purposes of this opinion, we have examined
            originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement, including the amendments thereto; (ii) the Certificate of Incorporation and By-Laws of the Company, as in effect on the date hereof;
            (iii) the Certificate of Designation of the Series A Preferred Stock; (iv) agreements and documents relating to the placement of the Series A Preferred Stock; (v) the option and warrant agreements relating to the Options and Warrants;
            (vi) agreements and documents relating to the Private Placements; (vii) the resolutions adopted by the Board of Directors of the Company relating to each of the foregoing and (viii) such other documents, certificates or other records as we have deemed necessary or appropriate.

                      Based upon the foregoing, and subject to the
            qualifications hereinafter expressed, we are of the opinion that:

                      (1) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

                      (2) The shares of Common Stock included in the Registration Statement which are presently issued and outstanding were duly authorized, validly issued, and are fully paid and non-assessable.

                      (3) The shares of Common Stock included in the Registration Statement to be issued upon the conversion of the Series A Preferred Stock will be duly authorized and validly issued, and fully paid and non-assessable when the Series A Preferred Stock is duly converted in accordance with the Certificate of Designation of the Series A Preferred Stock.

                      (4) The shares of Common Stock included in the Registration Statement to be issued upon the exercise of the Options and Warrants will be duly authorized and validly issued, and fully paid and non-assessable when the Options and Warrants are duly exercised and the exercise price is paid for the shares of Common Stock underlying such options and warrants in accordance with the terms of the respective option and warrant agreements.

                      (5) The West End Warrants were duly authorized and validly issued, and are fully paid and non-assessable.

                      We are members of the Bar of the State of New York
            and do not hold ourselves out as experts concerning, or qualified to render opinions with respect to, any laws other than the laws of the State of New York, the federal laws of the United States and the General Corporation Law of the State of Delaware.

                      We hereby consent to the reference to this firm
            under the caption "Legal Matters" in the Prospectus included in the Registration Statement and to the filing of this opinion with the Securities and Exchange Commission as
            Exhibit 5 to the Registration Statement.


                                          Very truly yours,

                                          /s/Thelen Reid & Priest LLP

                                          THELEN REID & PRIEST LLP